Exhibit 4.13

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT dated as of December 22, 2010 (this “Agreement”) is entered into by and between American Media, Inc., a Delaware corporation (the “Company”), those certain Guarantors listed on the signature pages hereto and the parties identified as “Holders” (as defined below), each of whom beneficially owns a portion of the $104,889,262 aggregate principal amount of the Company’s 13.5% Second Lien Senior Secured Notes due 2018 (the “Notes”) to be guaranteed by the Guarantors (the “Guarantees”) pursuant to the Indenture (as defined below). The Notes and the Guarantees are herein collectively referred to as the “Securities.”

Pursuant to the Plan, the Company issued Notes to certain holders of the Term Facility Claims (as defined below), to the holders of the PIK Notes Claims (as defined below) and to the Backstop Parties (as defined below), and each of such holders has been deemed, pursuant to the Plan, to be a party to this Agreement as a result of the distribution it received under the Plan. This Agreement is made pursuant to the Plan and the Backstop Agreement (as defined below) for the benefit of the Holders from time to time of the Securities. In order to induce the holders of the Term Facility Claims and the holders of the PIK Notes Claims to accept the Notes under the Plan and the Backstop Parties to purchase their allocable share of any Notes that would otherwise be distributed to the holders of the Term Facility Claims, the Company has agreed to provide to the Holders and their direct and indirect transferees the registration rights set forth in this Agreement.

In consideration of the foregoing, the parties hereto agree as follows:

1. Definitions. As used in this Agreement, the following terms shall have the following meanings:

“Additional Guarantor” shall mean any subsidiary of the Company that executes a Subsidiary Guarantee under the Indenture after the Issue Date.

“AMO” shall mean American Media Operations, Inc., a Delaware corporation, prior to its merger with and into the Company on the date of this Agreement.

“Backstop Agreement” shall mean the agreement, dated as of October 30, 2010, by and among AMO, the Company, Avenue Capital Management II, L.P. and its affiliates and Angelo, Gordon & Co., L.P. and its affiliates.

“Backstop Parties” shall mean Avenue Capital Management II, L.P. and its affiliates and Angelo, Gordon & Co., L.P. and its affiliates.

“Bankruptcy Code” shall mean title 11 of the United States Code, as amended from time to time.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Claim” has the meaning set forth in Bankruptcy Code section 101(5).

“Company” shall have the meaning set forth in the preamble and shall also include the Company’s successors.

“Electing Holder” shall have the meaning set forth in Section 2(d) hereof.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended from time to time.

“FINRA” shall mean the Financial Industry Regulatory Authority, Inc.

“Free Writing Prospectus” shall mean each free writing prospectus (as defined in Rule 405 under the Securities Act) prepared by or on behalf of the Company or used or referred to by the Company in connection with the resale of the Securities by the Holders pursuant to a Registration Statement.

“Guarantors” shall have the meaning set forth in the Indenture.

“Holders” shall mean (i) the parties identified as “Holders” on the signature pages hereto who beneficially own Registrable Securities, (ii) the other parties deemed to be parties to this Agreement pursuant to the Plan who beneficially own Registrable Securities, and (iii) each of their respective successors, assigns and direct and indirect transferees who become owners of Registrable Securities under the Indenture; provided that unless such Holder is identified as such on the signature pages hereto, executes and delivers to the Company a counterpart to this Agreement in the form attached hereto as Exhibit A or otherwise provides its contact information to the Company, the Company shall not be required to include such Holder’s Registrable Securities in the Shelf Registration Statement filed pursuant to Section 2(a) hereof.

“Holders’ Inspector” shall have the meaning set forth in Section 4(a)(xiv) hereof.

“Indemnified Person” shall have the meaning set forth in Section 5(c) hereof.

“Indemnifying Person” shall have the meaning set forth in Section 5(c) hereof.

“Indenture” shall mean the Indenture relating to the Securities dated as of December 22, 2010 by and among Company, the Guarantors and Wilmington Trust FSB, as trustee and collateral agent, and as the same may be amended from time to time in accordance with the terms thereof.

“Information” shall have the meaning set forth in Section 4(a)(xiv) hereof.

“Inspectors” shall have the meaning set forth in Section 4(a)(xiv) hereof.

“Issue Date” shall mean December 22, 2010.

“Issuer Information” shall have the meaning set forth in Section 5(a) hereof.

“Majority Holders” shall mean the Holders of a majority of the aggregate principal amount of the outstanding Registrable Securities; provided that whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, any Registrable Securities owned directly or indirectly by the Company or any of its subsidiaries shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage or amount; and provided, further, that if the Company shall issue any additional Securities to the Holders under the Indenture prior to the effectiveness of any Shelf Registration Statement, such additional Securities and the Registrable Securities to which this Agreement relates shall be treated together as one class for purposes of determining whether the consent or approval of Holders of a specified percentage of Registrable Securities has been obtained.

“Other Holders” shall have the meaning set forth in Section 3(c) hereof.

“Person” shall mean an individual, partnership, limited liability company, corporation, trust or unincorporated organization, or a government or agency or political subdivision thereof.

“PIK Notes Claims” shall mean any Claim arising under that certain Indenture dated as of January 20, 2009 among AMO, Wilmington Trust FSB and other parties thereto, as may have been further amended heretofore.

“Plan” shall mean AMO, Company and certain of its subsidiaries’ Amended Joint Prepackaged Plan of Reorganization under Chapter 11 of the Bankruptcy Code, dated October 30, 2010, as amended on December 15, 2010.

“Prospectus” shall mean the prospectus included in, or, pursuant to the rules and regulations of the Securities Act, deemed a part of, a Shelf Registration Statement, including any preliminary prospectus, and any such prospectus as amended or supplemented by any prospectus supplement, including a prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by a Shelf Registration Statement, and by all other amendments and supplements to such prospectus, and in each case including any document incorporated by reference therein.

“Records” shall have the meaning set forth in Section 4(a)(xiv) hereof.

“Registrable Securities” shall mean the Securities; provided that the Securities shall cease to be Registrable Securities on the earliest of (i) when a Shelf Registration Statement with respect to all such Securities has become effective under the Securities Act and such Securities have been disposed of pursuant to such Shelf Registration Statement, (ii) when such Securities have been disposed of pursuant to a Piggyback Takedown or (iii) when such Securities cease to be outstanding.

“Registration Actions” shall have the meaning set forth in Section 4(d)(i) hereof.

“Registration Default” shall have the meaning set forth in Section 2(c) hereof.

“Registration Expenses” shall mean any and all expenses incident to performance of or compliance by the Company and the Guarantors with this Agreement, including without limitation: (i) all SEC, stock exchange or FINRA registration and filing fees, (ii) all fees and expenses incurred in connection with compliance with state securities or blue sky laws (including reasonable fees and disbursements of one counsel for any Underwriters or Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Backstop Parties) in connection with blue sky qualification of any Registrable Securities), (iii) all expenses of the Company and the Guarantors in preparing or assisting in preparing, word processing, printing and distributing any Shelf Registration Statement, any Prospectus, any Free Writing Prospectus and any amendments or supplements thereto, any underwriting agreements, securities sales agreements or other similar agreements and any other documents relating to the performance of and compliance with this Agreement, (iv) all rating agency fees, (v) all fees and disbursements relating to the qualification of the Indenture under applicable securities laws, (vi) the fees and disbursements of the Trustee and its counsel as may be agreed by the Company and the Trustee, (vii) the fees and disbursements of counsel for the Company and the Guarantors and the reasonable fees and disbursements of one counsel for the Holders (which counsel shall be selected by the Majority Holders and which counsel may also be counsel for the Backstop Parties) and (viii) the fees and disbursements of the independent public accounting firm of the Company and the Guarantors, including the expenses of any special audits or “comfort” letters required by or incident to the performance of and compliance with this Agreement, but excluding fees and expenses of counsel to the Underwriters (other than fees and expenses set forth in clause (ii) above) or the Holders and underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of Registrable Securities by a Holder.

“Registration Statement” shall mean any registration statement filed under the Securities Act of the Company and the Guarantors that covers any of the Registrable Securities pursuant to the provisions of this Agreement and all amendments and supplements to any such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“SEC” shall mean the United States Securities and Exchange Commission.

“Securities” shall have the meaning set forth in the preamble.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf Effectiveness Period” shall have the meaning set forth in Section 2(a) hereof.

“Shelf Registration” shall mean a registration effected pursuant to Section 2(a) hereof.

“Shelf Registration Statement” shall mean a “shelf” registration statement of the Company and the Guarantors that covers all or a portion of the Registrable Securities (but no other securities unless approved by a majority of the Holders whose Registrable Securities are to be covered by such Shelf Registration Statement) on an appropriate form under Rule 415 under the Securities Act, or any similar rule that may be adopted by the SEC, and all amendments and supplements to such registration statement, including post-effective amendments, in each case including the Prospectus contained therein or deemed a part thereof, all exhibits thereto and any document incorporated by reference therein.

“Subsidiary Guarantees” shall mean the guarantees of the Securities by the Guarantors under the Indenture.

“Suspension Notice” shall have the meaning set forth in Section 4(d)(i) hereof.

“Suspension Period” shall have the meaning set forth in Section 4(d)(i) hereof.

“Term Facility Claims” shall mean any Claim arising under the Amended and Restated Credit Agreement dated as of January 30, 2006, as amended and restated as of December 31, 2008 and as may have been further amended heretofore, among AMO, the Company, and the other parties thereto.

“Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended from time to time.

“Trustee” shall mean the trustee with respect to the Securities under the Indenture.

“Underwriter” shall have the meaning set forth in Section 4(e) hereof.

“Underwriter Inspector” shall have the meaning set forth in Section 4(a)(xiv) hereof.

“Underwritten Offering” shall mean an offering in which Registrable Securities are sold to an Underwriter for reoffering to the public.

2. Registration Under the Securities Act.

(a) The Company and the Guarantors shall use their commercially reasonable efforts to (i) cause to be filed with the SEC a Shelf Registration Statement covering the sale of all the Registrable Securities (but subject to Section 2(d) below) and (ii) as soon as reasonably practicable following the filing of such Shelf Registration Statement, but in any case no later than 450 days after the Issue Date, cause such Shelf Registration Statement to become effective. The Company and the Guarantors agree to use their commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date when all of the Registrable Securities covered by the Shelf Registration Statement have been sold or otherwise disposed of pursuant to the Shelf Registration Statement or cease to be Registrable Securities (the “Shelf Effectiveness Period”). The Company and the Guarantors further agree to supplement or amend the Shelf Registration Statement, the related Prospectus and any Free Writing Prospectus if required by the rules, regulations or instructions applicable to the registration form used by the Company for such Shelf Registration Statement or by the Securities Act or by any other rules and regulations thereunder or if reasonably requested by a Holder of Registrable Securities with respect to information relating to such Holder, and to use their commercially reasonable efforts to cause any such amendment to become effective, if required, and such Shelf Registration Statement, Prospectus or Free Writing Prospectus, as the case may be, to become usable as soon as thereafter practicable. The Company and the Guarantors agree to furnish to the Holders of Registrable Securities copies of any such supplement or amendment promptly after its being used or filed with the SEC.

(b) The Company and the Guarantors shall pay all Registration Expenses in connection with any registration pursuant to Section 2(a) hereof. Each Holder shall pay all underwriting discounts and commissions, brokerage commissions and transfer taxes, if any, relating to the sale or disposition of such Holder’s Registrable Securities pursuant to the Shelf Registration Statement and any fees and disbursements of counsel or experts retained by such Holder in connection with any registration pursuant hereto (other than any such fees and disbursements included within the definition of Registration Expenses and paid for by the Company and the Guarantors in accordance with the terms of this Agreement).

(c) A Shelf Registration Statement pursuant to Section 2(a) hereof will not be deemed to have become effective unless it has been declared effective by the SEC or is automatically effective upon filing with the SEC as provided by Rule 462 under the Securities Act.

(d) If the Company was not able to include in the Shelf Registration Statement filed pursuant to Section 2(a) above Registrable Securities of certain Holders because it did not have the contact information for such Holders (it being understood that such Holders might be those covered by clauses (ii) and (iii) of the definition of “Holder” but not covered by clause (i) of the definition of “Holder”), within 5 Business Days after filing the Shelf Registration Statement the Company shall send a written notice to all Holders of the Registrable Securities, which, inter alia, shall contain the following information: (x) state that the Shelf Registration Statement was filed; (y) state that if the Company did not have such Holders’ contact information, the Registrable Securities of those Holders were not included in the Shelf Registration Statement; and (z) state that if such Holders want their Registrable Securities to be included in the Shelf Registration Statement, they should provide the Company with their contact information and all other information that may be required pursuant to Section 4(b) hereof within 10 Business Days of the delivery of such notice (the “Electing Holders”). As promptly as possible upon receipt of such information from the Electing Holders, the Company and the Guarantors shall, (i) if required by applicable law, file with the Commission an amendment to the Shelf Registration Statement or prepare and, if required by applicable law, file a supplement or supplements to the related Prospectus or a supplement or amendment to any document incorporated therein by reference or file any other required document so that the Electing Holder’s Registrable Securities are covered by the Shelf Registration Statement on the same terms as if they had been included in the original Shelf Registration Statement filed pursuant to Section 2(a) above and (ii) as soon as reasonably practicable following the filing of such amendment or supplement referred to in clause (i), but in any case no later than 450 days after the Issue Date, cause such amended Shelf Registration Statement to become effective.

(e) In the event that (i) the Shelf Registration Statement has not become effective on or prior to the date that is 450 days following the Issue Date, or (ii) the Shelf Registration Statement has become effective and thereafter either ceases to be effective or the Prospectus contained therein ceases to be usable, in each case whether or not permitted by this Agreement, at any time during the Shelf Effectiveness Period and such failure to remain effective or usable exists for more than 60 days (whether or not consecutive) in any 12-month period (each such event referred to in clauses (i) and (ii), a “Registration Default”), the interest rate on the applicable Registrable Securities will be increased by (A) 0.25% per annum for the first 90-day period immediately following the occurrence of such Registration Default and (B) an additional 0.25% per annum with respect to each subsequent 90-day period until all Registration Defaults with respect to such Registrable Securities have been cured, up to a maximum increase of 1.00% per annum; provided that the Company and the Guarantors shall in no event be required to pay additional interest accrued for more than one Registration Default at any given time. Notwithstanding anything to the contrary set forth herein, (1) upon the effectiveness of the Shelf Registration Statement in the case of clause (i) above, or (2) upon the filing of a post-effective amendment to the Shelf Registration Statement or an additional Registration Statement that causes the Shelf Registration Statement to again be declared effective or made usable in the case of clause (ii) above, additional interest with respect to the Registrable Securities as a result of such clause (i) and (ii), as applicable, shall cease to accrue. Notwithstanding anything to the contrary set forth in this Agreement, (x) the obligation of the Company and the Guarantors to pay or accrue additional interest as set forth in this paragraph shall be the sole and exclusive monetary remedy of the Holders in the event of a Registration Default, (y) a Holder of Registrable Securities that is not entitled to the benefits of the Shelf Registration Statement as a result of the failure of such Holder to comply with Section 4(b) or Section 4(e) shall not be entitled to such additional interest with respect to a Registration Default that pertains to the Shelf Registration Statement and (z) such additional interest shall be paid or accrue only as to the Registrable Securities to which a Registration Default relates.

(f) Without limiting the remedies available to the Holders, the Company and the Guarantors acknowledge that any failure by the Company or the Guarantors to comply with their obligations under Section 2(a) and Section 2(b) hereof may result in material irreparable injury to the Holders for which there is no adequate remedy at law, that it will not be possible to measure damages for such injuries precisely and that, in the event of any such failure, any Holder may obtain such relief as may be required to specifically enforce the Company’s and the Guarantors’ obligations under Section 2(a) and Section 2(b) hereof.

3. Piggyback Takedowns.

(a) If the Company proposes to file a Registration Statement with respect to an offering of any of its securities for its own account (other than a Registration Statement on Form S-4 or S-8) or for the account of any securityholder of the Company, other than Holders pursuant to Section 2 hereof (a “Piggyback Takedown”), the Company shall give prompt written notice to all Holders of Registrable Securities of its intention to effect such Piggyback Takedown. In the case of a Piggyback Takedown that is an offering under a Registration Statement that is a “shelf” registration statement (excluding a Shelf Registration), such notice shall be given not less than ten (10) Business Days prior to the expected date of commencement of marketing efforts for such Piggyback Takedown. In the case of a Piggyback Takedown that is an offering under a Registration Statement that is not a shelf registration statement, such notice shall be given not less than ten (10) Business Days prior to the expected date of filing of such Registration Statement. The Company shall, subject to the provisions of Sections 3(b) and (c) below, include in such Piggyback Takedown, as applicable, all Registrable Securities with respect to which the Company has received written requests for inclusion therein within five Business Days (5) days after sending the Company’s notice. Notwithstanding anything to the contrary contained herein, the Company may determine not to proceed with any Piggyback Takedown upon written notice to the Holders of Registrable Securities requesting to include their Registrable Securities in such Piggyback Takedown.

(b) If a Piggyback Takedown is an underwritten primary registration on behalf of the Company, and the managing underwriters for a Piggyback Takedown advise the Company in writing that in their reasonable opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include in such Piggyback Takedown the number which can be so sold in the following order of priority: (i) first, the securities the Company proposes to sell, (ii) second, the Registrable Securities requested to be included in such Piggyback Takedown (pro rata among the Holders of such Registrable Securities on the basis of the number of Registrable Securities requested to be included therein by each such Holder), and (iii) third, other securities requested to be included in such Piggyback Takedown.

(c) If a Piggyback Takedown is an underwritten secondary registration on behalf of holders of the Company’s securities (“Other Holders”), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such Piggyback Takedown exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Other Holders, the Company shall include in such registration the number which can be so sold in the following order of priority: (i) first, the securities requested to be included therein by the Other Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the holders of any such securities and Registrable Securities on the basis of the number of securities and Registrable Securities so requested to be included therein by each such holder, and (ii) second, other securities requested to be included in such registration.

(d) If any Piggyback Takedown is an Underwritten Offering, the Company will have the sole right to select the investment banker(s) and manager(s) for the offering.

4. Registration Procedures.

(a) In connection with their obligations pursuant to Section 2(a) hereof, the Company and the Guarantors shall as soon as reasonably practicable:

(i) prepare and file with the SEC a Registration Statement on the appropriate form under the Securities Act, which form (x) shall be selected by the Company and the Guarantors, (y) shall be available for the sale of the Registrable Securities by the Holders thereof and (z) shall comply as to form in all material respects with the requirements of the applicable form and include all financial statements required by the SEC to be filed therewith; and use their commercially reasonable efforts to cause such Registration Statement to become effective and remain effective for the applicable period in accordance with Section 2 hereof;

(ii) subject to Section 4(d) hereof, prepare and file with the SEC such amendments and post-effective amendments to each Registration Statement and file with the SEC any other required document as may be necessary to keep such Registration Statement effective for the applicable period in accordance with Section 2 hereof and cause each Prospectus to be supplemented by any required prospectus supplement and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act; and keep each Prospectus current during the period described in Section 4(3) of and Rule 174 under the Securities Act that is applicable to transactions by brokers or dealers with respect to the Registrable Securities;

(iii) to the extent any Free Writing Prospectus is used, file with the SEC any Free Writing Prospectus that is required to be filed by the Company or the Guarantors with the SEC in accordance with the Securities Act and to retain any Free Writing Prospectus not required to be filed;

(iv) furnish to each Holder of Registrable Securities, to counsel for such Holders and to each Underwriter of an Underwritten Offering of Registrable Securities, if any, without charge, as many copies of each Prospectus, preliminary prospectus or Free Writing Prospectus, and any amendment or supplement thereto, as such Holder, counsel or Underwriter may reasonably request in order to facilitate the sale or other disposition of the Registrable Securities thereunder; and the Company and the Guarantors consent to the use of such Prospectus, preliminary prospectus or such Free Writing Prospectus and any amendment or supplement thereto in accordance with applicable law by each of the Holders of Registrable Securities and any such Underwriters in connection with the offering and sale of the Registrable Securities covered by and in the manner described in such Prospectus, preliminary prospectus or such Free Writing Prospectus or any amendment or supplement thereto in accordance with applicable law;

(v) use their commercially reasonable efforts to register or qualify the Registrable Securities under all applicable state securities or blue sky laws of such jurisdictions as any Holder of Registrable Securities covered by a Registration Statement shall reasonably request in writing by the time the applicable Registration Statement becomes effective; cooperate with such Holders in connection with any filings required to be made with FINRA; and do any and all other acts and things that may be reasonably necessary or advisable to enable each Holder to complete the disposition in each such jurisdiction of the Registrable Securities owned by such Holder; provided that neither the Company nor any Guarantor shall be required to (1) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (2) file any general consent to service of process in any such jurisdiction or (3) subject itself to taxation in any such jurisdiction if it is not so subject;

(vi) notify each Holder of Registrable Securities and counsel for such Holders promptly and, if requested by any such Holder or counsel, confirm such advice in writing (1) when a Registration Statement has become effective, when any post-effective amendment thereto has been filed and becomes effective, when any Free Writing Prospectus has been filed or any amendment or supplement to the Prospectus or any Free Writing Prospectus has been filed, (2) of any request by the SEC or any state securities authority for amendments to the Prospectus or for additional information after the Registration Statement has become effective, (3) of the issuance by the SEC or any state securities authority of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, including the receipt by the Company of any notice of objection of the SEC to the use of a Shelf Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act, (4) if, between the applicable effective date of a Shelf Registration Statement and the closing of any sale of Registrable Securities covered thereby, the Company or any Guarantor receives any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation of any proceeding for such purpose, (5) of the happening of any event during the period a Registration Statement is effective that makes any statement made in such Registration Statement or the related Prospectus or any Free Writing Prospectus untrue in any material respect or that requires the making of any changes in such Registration Statement or Prospectus or any Free Writing Prospectus in order to make the statements therein not misleading and (6) of any determination by the Company or any Guarantor that a post-effective amendment to a Registration Statement or any amendment or supplement to the Prospectus or any Free Writing Prospectus would be appropriate;

(vii) use their reasonable best efforts to obtain the withdrawal of any order suspending the effectiveness of a Registration Statement or the resolution of any objection of the SEC pursuant to Rule 401(g)(2), including by filing an amendment to the Shelf Registration Statement on the proper form, as soon as reasonably practicable and provide prompt notice to each Holder of the withdrawal of any such order or such resolution;

(viii) furnish to each Holder of Registrable Securities, upon request and without charge, at least one conformed copy of each Registration Statement and any post-effective amendment thereto (without any documents incorporated therein by reference or exhibits thereto, unless requested);

(ix) cooperate with the Holders of Registrable Securities to facilitate the timely preparation and delivery of certificates (unless such Registrable Securities are in book entry form only, in which case the Company and the Guarantors shall cooperate to remove the restrictive legends from the existing global notes) representing Registrable Securities to be sold and not bearing any restrictive legends and enable such Registrable Securities to be issued in such denominations and registered in such names (consistent with the provisions of the Indenture) as such Holders may reasonably request at least one Business Day prior to the closing of any sale of Registrable Securities;

(x) subject to Section 4(d) hereof, upon the occurrence of any event contemplated by Section 4(a)(vi)(5) hereof, use their reasonable best efforts to prepare and file with the SEC a supplement or post-effective amendment to such Shelf Registration Statement or the related Prospectus or any Free Writing Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered (or, to the extent permitted by law, made available) to purchasers of the Registrable Securities, such Prospectus or Free Writing Prospectus, as the case may be, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; and the Company and the Guarantors shall notify the Holders of Registrable Securities to suspend use of the Prospectus or any Free Writing Prospectus as promptly as practicable after the occurrence of such an event, and such Holders hereby agree to suspend use of the Prospectus or any Free Writing Prospectus, as the case may be, until the Company and the Guarantors have amended or supplemented the Prospectus or the Free Writing Prospectus, as the case may be, to correct such misstatement or omission;

(xi) a reasonable time prior to the filing of the Shelf Registration Statement, any Prospectus, any Free Writing Prospectus, any amendment to the Shelf Registration Statement or amendment or supplement to a Prospectus or a Free Writing Prospectus or of any document that is to be incorporated by reference into the Shelf Registration Statement, a Prospectus or a Free Writing Prospectus after initial filing of the Shelf Registration Statement, provide copies of such document to the Holders of Registrable Securities and their counsel and make such of the representatives of the Company and the Guarantors as shall be reasonably requested by the Holders of Registrable Securities or their counsel available for discussion of such document; and the Company and the Guarantors shall not, at any time after initial filing of the Shelf Registration Statement, use or file any Prospectus, any Free Writing Prospectus, any amendment of or supplement to the Shelf Registration Statement or a Prospectus or a Free Writing Prospectus, or any document that is to be incorporated by reference into the Shelf Registration Statement, a Prospectus or a Free Writing Prospectus, of which the Holders of Registrable Securities and their counsel shall not have previously been advised and furnished a copy or to which the Holders of Registrable Securities or their counsel shall reasonably object;

(xii) obtain a CUSIP number for all Registrable Securities that are resold by the Holders no later than the initial effective date of a Shelf Registration Statement;

(xiii) cause the Indenture to be qualified under the Trust Indenture Act in connection with the registration of the resale of the Registrable Securities; cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for the Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and execute, and use their reasonable best efforts to cause the Trustee to execute, all documents as may be required to effect such changes and all other forms and documents required to be filed with the SEC to enable the Indenture to be so qualified in a timely manner;

(xiv) make available for inspection by one representative designated by a majority of the Holders of Registrable Securities to be included in such Shelf Registration (such representative, the “Holders’ Inspector”) and the Underwriters participating in any disposition pursuant to such Shelf Registration Statement (or one counsel to such Underwriters) (such Underwriters or counsel, the “Underwriter Inspector” and, together with the Holders’ Inspector, the “Inspectors”), each upon a written request, at the offices where normally kept, during reasonable business hours, all pertinent financial and other records, pertinent corporate documents and instruments of the Company and its subsidiaries (collectively, the “Records), as shall be reasonably necessary to enable the Inspectors to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Company and any of its subsidiaries to supply all information (“Information”) reasonably requested by the Inspectors in connection with such due diligence responsibilities. The Inspectors shall agree in writing that they will keep the Records and Information confidential and that they will not disclose any of the Records or Information that the Company determines, in good faith, to be confidential and notifies the Inspectors in writing are confidential unless (i) the disclosure of such Records or Information is necessary to avoid or correct a material misstatement or omission in such Registration Statement or Prospectus, (ii) the release of such Records or Information is ordered pursuant to a subpoena or other order from a court claiming jurisdiction or any request or order from a regulatory body, (iii) disclosure of such Records or Information is necessary or advisable, in the judgment of counsel for the Inspectors, in connection with any action, claim, suit or proceeding, directly or indirectly, involving or potentially involving the Inspectors and arising out of, based upon, relating to or involving this Agreement, the Indenture or any transactions contemplated hereby or thereby or arising hereunder or thereunder, (iv) the information in such Records or Information has been made generally available to the public other than by the Inspectors or any “affiliate” (as defined in Rule 405 under the Securities Act) thereof, (v) such information becomes available to any such person from a source other than the Company and such source is not known by such person to be bound by a confidentiality obligation to the Company or (vi) such information is necessary to establish a due diligence defense; provided, however, that (if permitted) prior notice shall be provided as soon as practicable to the Company of the potential disclosure of any information by any Inspector pursuant to clauses (i), (ii) or (iii) of this sentence to permit the Company to obtain a protective order (or waive the provisions of this paragraph (xiv)) and that such Inspector shall take such actions as are reasonably necessary to protect the confidentiality of such information (if practicable) to the extent such action is otherwise not inconsistent with, an impairment of or in derogation of the rights and interests of such Holder or Inspector;

(xv) use their commercially reasonable efforts to cause all Registrable Securities to be listed on any securities exchange or any automated quotation system on which similar securities issued or guaranteed by the Company or any Guarantor are then listed if requested by the Majority Holders, to the extent such Registrable Securities satisfy applicable listing requirements;

(xvi) if reasonably requested by any Holder of Registrable Securities covered by a Shelf Registration Statement, promptly include in a Prospectus supplement or post-effective amendment such information with respect to such Holder as such Holder reasonably requests to be included therein and make all required filings of such Prospectus supplement or such post-effective amendment as soon as reasonably practicable after the Company has received notification of the matters to be so included in such filing;

(xvii) in the case of a Shelf Registration involving an Underwritten Offering, enter into such customary agreements and take all such other actions in connection therewith (including those requested by the Holders of a majority in principal amount of the Registrable Securities covered by the Shelf Registration Statement) in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, (1) to the extent possible, make such representations and warranties to the Holders and any Underwriters of such Registrable Securities with respect to the business of the Company and its subsidiaries and the Registration Statement, Prospectus, any Free Writing Prospectus and documents incorporated by reference or deemed incorporated by reference, if any, in each case, in form, substance and scope as are customarily made by issuers to underwriters in underwritten offerings of debt securities similar to the Securities and confirm the same if and when requested, (2) obtain opinions of counsel to the Company and the Guarantors (which opinions, in form, scope and substance, shall be reasonably satisfactory to such Underwriters and their counsel) addressed to each Underwriter of Registrable Securities, covering the matters customarily covered in opinions reasonably requested in underwritten offerings, (3) obtain “comfort” letters from the independent certified public accounting firm of the Company and the Guarantors (and, if necessary, any other certified public accountant of any subsidiary of the Company or any Guarantor, or of any business acquired by the Company or any Guarantor for which financial statements and financial data are or are required to be included in the Registration Statement) addressed to each selling Holder (to the extent permitted by applicable professional standards) and Underwriter of Registrable Securities, such letters to be in customary form and covering matters of the type customarily covered in “comfort” letters in connection with underwritten offerings of debt securities similar to the Securities, including but not limited to financial information contained in any preliminary prospectus, Prospectus or Free Writing Prospectus and (4) deliver such other documents and certificates as may be reasonably requested by the Holders of a majority in principal amount of the Registrable Securities being sold or the Underwriters, and which are customarily delivered in underwritten offerings of debt securities similar to the Securities, to evidence the continued validity of the representations and warranties of the Company and the Guarantors made pursuant to clause (1) above and to evidence compliance with any customary conditions contained in an underwriting agreement; and

(xviii) so long as any Registrable Securities remain outstanding, cause each Additional Guarantor upon the occurrence of the event resulting in such party becoming an Additional Guarantor, to execute a counterpart to this Agreement in the form attached hereto as Exhibit B and to deliver such counterpart to the Backstop Parties no later than five Business Days following the execution thereof.

(b) the Company may require each Holder of Registrable Securities to furnish to the Company such information regarding such Holder and the proposed disposition by such Holder of such Registrable Securities as the Company and the Guarantors may from time to time reasonably request in writing. To the extent such information is necessary to include in such Shelf Registration Statement and any Holder fails or refuses to provide such information within a reasonable period of time from the Company’s request (such time to be provided in the Company’s written request) such Holder shall not be entitled to include its Registrable Securities in such Shelf Registration Statement until such information is provided to the Company and reflected in such Shelf Registration Statement. Each Holder also agrees to notify the Company as promptly as reasonably practicable of any inaccuracy or change in information previously furnished by such Holder to the Company or of the occurrence of any event in either case as a result of which any Prospectus relating to the Shelf Registration Statement contains or would contain an untrue statement of a material fact regarding such Holder or such Holder’s intended method of disposition of Registrable Securities or omits to state any material fact regarding such Holder or such Holder’s intended method of disposition of such Registrable Securities required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and promptly to furnish to the Company any additional information required to correct and update any previously furnished information or required so that such Prospectus shall not contain, with respect to such Holder or the disposition of such Registrable Securities, an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(c) each Holder of Registrable Securities covered in such Shelf Registration Statement agrees that, upon receipt of any notice from the Company and the Guarantors of the happening of any event of the kind described in Section 4(a)(vi)(3) or 4(a)(vi)(5) hereof, such Holder will forthwith discontinue disposition of Registrable Securities pursuant to the Shelf Registration Statement until such Holder’s receipt of the copies of the supplemented or amended Prospectus and any Free Writing Prospectus contemplated by Section 3(a)(x) hereof and, if so directed by the Company and the Guarantors, such Holder will deliver to the Company and the Guarantors all copies in its possession, other than permanent file copies then in such Holder’s possession, of the Prospectus and any Free Writing Prospectus covering such Registrable Securities that is current at the time of receipt of such notice.

(d) (i) Subject to the limitation set forth in the next succeeding paragraph, the Company shall be entitled to delay the initial filing of any Registration Statement, suspend its obligation to file any amendment to any Registration Statement, furnish any supplement or amendment to a Prospectus included in any Registration Statement, make any other filing with the SEC that would be incorporated by reference into any Registration Statement, cause any Registration Statement to remain effective or take any similar action (collectively, “Registration Actions”) (A) if the board of directors of the Company determines in good faith that taking any such Registration Actions (1) would reasonably be expected to materially impede, delay or interfere with, or require premature disclosure of, any material financing, offering, acquisition, merger, corporate reorganization or segment reclassification or discontinuance of operations, which is required to be reflected in pro forma or restated financial statements that amends a historical financial statement of the Company, or other significant transaction or any negotiations, discussions or pending proposals with respect thereto, involving the Company or any of its subsidiaries or (2) would require disclosure of non-public material information the disclosure of which would reasonably be expected to materially and adversely affect the Company, subject to the provisions of Section 4(d)(ii) or (B) upon any event described in Section 4(a)(vi)(5) (the period resulting from any such delay, suspension or other action, a “Suspension Period”). Upon the occurrence of any of the conditions described in the foregoing sentence, the Company shall give prompt notice (a “Suspension Notice”) thereof to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this paragraph.

(ii) If the Company and the Guarantors shall give any Suspension Notice, the Company and the Guarantors shall extend the period during which such Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from and including the date of the giving of such notice to and including the date when the Holders of such Registrable Securities shall have received copies of the supplemented or amended Prospectus or any Free Writing Prospectus necessary to resume such dispositions. The Company and the Guarantors may give any such notice only twice during any 365-day period and any such suspensions shall not exceed 30 days for each suspension and there shall not be more than two suspensions in effect during any 365-day period.

(iii) Each Holder agrees that upon receipt of any Suspension Notice from the Company pursuant to this Section 4(d), it will discontinue use of the Prospectus contained in such Registration Statement and any Free Writing Prospectus until receipt of copies of the supplemented or amended Prospectus or Free Writing Prospectus relating thereto or until advised in writing by the Company that the use of the Prospectus contained in such Registration Statement or Free Writing Prospectus may be resumed.

(e) If requested in writing by the Majority Holders, the Holders of Registrable Securities covered by a Shelf Registration Statement who desire to do so may sell such Registrable Securities in an Underwritten Offering. In any such Underwritten Offering, the investment bank or investment banks and manager or managers (each an “Underwriter”) that will administer the offering will be selected by the Company, subject to the consent of the Holders of a majority in principal amount of the Registrable Securities included in such offering (which shall not be unreasonably withheld). No Holder may participate in any Underwritten Offering unless such Holder (i) agrees to sell such Holder’s Securities on the basis provided in any underwriting arrangements approved by the persons entitled hereunder to approve such arrangements and (ii) timely completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents, under customary terms, as customarily required under the terms of such underwriting arrangements.

5. Indemnification and Contribution.

(a) The Company and each Guarantor, jointly and severally, agree to indemnify and hold harmless each Holder, their respective affiliates, directors and officers and each Person, if any, who controls any Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (1) any untrue statement or alleged untrue statement of a material fact contained in any Shelf Registration Statement or any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, or (2) any untrue statement or alleged untrue statement of a material fact contained in any Prospectus, any Free Writing Prospectus or any “issuer information” (“Issuer Information”) filed or required to be filed pursuant to Rule 433(d) under the Securities Act, or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Holder furnished to the Company in writing by any selling Holder expressly for use therein. In connection with any Underwritten Offering permitted by Section 4, the Company and the Guarantors, jointly and severally, will also indemnify the Underwriters, if any, selling brokers, dealers and similar securities industry professionals participating in the distribution, their respective affiliates and each Person who controls such Persons (within the meaning of the Securities Act and the Exchange Act) to the same extent as provided above with respect to the indemnification of the Holders, if requested in connection with any Shelf Registration Statement, any Prospectus, any Free Writing Prospectus or any Issuer Information.

(b) Each Holder agrees, severally and not jointly, to indemnify and hold harmless the Company, the Guarantors and the other selling Holders, the directors of the Company and the Guarantors, each officer of the Company and the Guarantors who signed the Shelf Registration Statement and each Person, if any, who controls the Company, the Guarantors and any other selling Holder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including, without limitation, reasonable legal fees and other expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to such Holder furnished to the Company in writing by such Holder expressly for use in any Shelf Registration Statement, any Prospectus and any Free Writing Prospectus.

(c) If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any Person in respect of which indemnification may be sought pursuant to either paragraph (a) or (b) above, such Person (the “Indemnified Person”) shall promptly notify the Person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under this Section 5 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under this Section 5. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified

Person and any others entitled to indemnification pursuant to this Section 5 that the Indemnifying Person may designate in such proceeding and shall pay the reasonable fees and expenses of such proceeding and shall pay the reasonable fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such reasonable fees and expenses shall be reimbursed as they are incurred. Any such separate firm (x) for any Holder, its directors and officers and any control Persons of such Holder shall be designated in writing by the Majority Holders and (y) in all other cases shall be designated in writing by the Company. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (A) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (B) does not include any statement as to any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(d) If the indemnification provided for in paragraphs (a) and (b) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors from the offering of the Securities, on the one hand, and by the Holders from receiving Securities registered under the Securities Act, on the other hand, or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Guarantors on the one hand and the Holders on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors on the one hand and the Holders on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors or by the Holders and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e) The Company, the Guarantors and the Holders agree that it would not be just and equitable if contribution pursuant to this Section 5 were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation that does not-take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 5, in no event shall a Holder be required to contribute any amount in excess of the amount by which the total price at which the Securities sold by such Holder exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders’ obligations to contribute pursuant to this Section 5 are several and not joint.

(f) The remedies provided for in this Section 5 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any Indemnified Person at law or in equity.

(g) The indemnity and contribution provisions contained in this Section 5 shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Holder or any Person controlling any Holder, or by or on behalf of the Company or the Guarantors or the officers or directors of or any Person controlling the Company or the Guarantors, (iii) any sale of Registrable Securities pursuant to a Shelf Registration Statement.

6. General.

(a) Inconsistent Agreements. The Company and the Guarantors represent, warrant and agree that (i) the rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of any other outstanding securities issued or guaranteed by the Company or any Guarantor under any other agreement and (ii) neither the Company nor any Guarantor has entered into, or on or after the date of this Agreement will enter into, any agreement that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. For clarification, nothing herein is intended to prohibit the Company and the Guarantors from (i) registering any Additional Notes (as defined in the Indenture) issued on the same registration statement as the Registrable Securities or (ii) complying with their obligations for the registration of any securities pursuant to the terms of the Plan or any agreement entered into as contemplated by the Plan.

(b) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given unless the Company and the Guarantors have obtained the written consent of Holders of at least a majority in aggregate principal amount of the outstanding Registrable Securities affected by such amendment, modification, supplement, waiver or consent; provided, that no amendment, modification, supplement, waiver or consent to any departure from the provisions of Section 5 hereof shall be effective as against any Holder of Registrable Securities unless consented to in writing by such Holder. Any amendments, modifications, supplements, waivers or consents pursuant to this Section 6(b) shall be by a writing executed by each of the parties hereto.

(c) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, telex, telecopier, or any courier guaranteeing overnight delivery (i) if to a Holder, at the Holder’s address set forth on the signature pages hereto, if any, or at such other address given by the Holder to the Company by means of a notice given in accordance with the provisions of this Section 6(c); (ii) if to the Company and the Guarantors, initially at the Company’s address set forth on the signature pages hereto and thereafter at such other address, notice of which is given in accordance with the provisions of this Section 6(c); and (iii) if to other persons, at the most current address given by such person to the Company by means of a notice given in accordance with the provisions of this Section 6(c). All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five Business Days after being deposited in the mail, postage prepaid, if mailed; when answered back, if telexed; when receipt is acknowledged, if telecopied; and on the next Business Day if timely delivered to an air courier guaranteeing overnight delivery. Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee, at the address specified in the Indenture.

(d) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors, assigns and transferees of each of the parties, including, without limitation and without the need for an express assignment, subsequent Holders.

(e) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier, facsimile, email or other electronic transmission (i.e., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart of this Agreement.

(f) Headings. The headings in this Agreement are for convenience of reference only, are not a part of this Agreement and shall not limit or otherwise affect the meaning hereof.

(g) Governing Law. This Agreement, and any claims, controversy or dispute arising under or related to this Agreement, shall be governed by and construed in accordance with the laws of the State of New York.

(h) Entire Agreement; Severability. This Agreement contains the entire agreement between the parties relating to the subject matter hereof and supersedes all oral statements and prior writings with respect thereto. If any term, provision, covenant or restriction contained in this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable or against public policy, the remainder of the terms, provisions, covenants and restrictions contained herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated. The Company, the Guarantors and the Holders shall endeavor in good faith negotiations to replace the invalid, void or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, void or unenforceable provisions.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

AMERICAN MEDIA, INC.

By:	/s/ Christopher V. Polimni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President and Chief
Financial Officer and Treasurer

AMERICAN MEDIA CONSUMER ENTERTAINMENT, INC.

AMERICAN MEDIA CONSUMER MAGAZINE GROUP, INC.

AMERICAN MEDIA DISTRIBUTION & MARKETING GROUP, INC.

AMERICAN MEDIA MINI MAGS, INC.

AMERICAN MEDIA NEWSPAPER GROUP, INC.

AMERICAN MEDIA PROPERTY GROUP, INC.

AMI DIGITAL COMMERCE, INC.

COUNTRY MUSIC MEDIA GROUP, INC.

DISTRIBUTION SERVICES, INC.

GLOBE COMMUNICATIONS CORP.

GLOBE EDITORIAL, INC.

MIRA! EDITORIAL, INC.

NATIONAL ENQUIRER, INC.

NATIONAL EXAMINER, INC.

STAR EDITORIAL, INC.

WEIDER PUBLICATIONS, LLC

By:	/s/ Christopher V. Polimni
	Name:	Christopher V. Polimeni
	Title:	Executive Vice President and Chief
Financial Officer and Treasurer

	Address:	American Media Operations, Inc. 1000 American Media Way Boca Raton, FL 33464-1000 Fax No.: (561) 989-1224 Attention: General Counsel

[Signature Page to Second Lien Registration Rights Agreement]

Confirmed and accepted as of the date first above written:

ANGELO, GORDON & CO., L.P.,
on behalf of certain funds and managed accounts

By:	/s/ Thomas M. Fuller
	Name:	Thomas M. Fuller
	Title:	Authorized Signature

Address:		Angelo, Gordon & Co., L.P. 245 Park Avenue, 26th Floor New York, New York 10167 Attention: Gavin Baiera

[Signature Page to Second Lien Registration Rights Agreement]

AVENUE CAPITAL MANAGEMENT II, L.P., on behalf of:

AVENUE INVESTMENTS, L.P.

AVENUE INTERNATIONAL MASTER L.P.

AVENUE-CDP GLOBAL OPPORTUNITIES FUND, L.P.

AVENUE SPECIAL SITUATIONS FUND IV, L.P.

AVENUE SPECIAL SITUATIONS FUND V, L.P.

By:	AVENUE CAPITAL MANAGEMENT II GENPAR, LLC, its general partner

By:	/s/ Sonia E. Gardner
	Name:	Sonia E. Gardner
	Title:	Member

Address:		Avenue Capital Group 399 Park Avenue, 6th Floor New York, New York 10022 Contact: Mike Elkins

[Signature Page to Second Lien Registration Rights Agreement]

Exhibit A

Holder Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Holder (as defined in the Registration Rights Agreement, dated as of December [    ], 2010 by and between American Media, Inc., a Delaware corporation, the Guarantors and the other Holders) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of             , 20[    ].

[ADDITIONAL HOLDER]

By:
Name:
Title:

Address:		[ ]
Attention: [ ]

Exhibit B

Guarantor Counterpart to Registration Rights Agreement

The undersigned hereby absolutely, unconditionally and irrevocably agrees as a Guarantor (as defined in the Registration Rights Agreement, dated as of December [    ], 2010 by and between American Media, Inc., a Delaware corporation, the Guarantors and the Holders) to be bound by the terms and provisions of such Registration Rights Agreement.

IN WITNESS WHEREOF, the undersigned has executed this counterpart as of                 , 20[    ].

[ADDITIONAL GUARANTOR]

By:
Name:
Title: